SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

______________________________________
Date of Earliest Event Reported:  March 19, 2002
Date of Report: April 17, 2002


____________________________________


MELTRONIX, INC.


         CALIFORNIA                	0-23562       	94-3142624

(State of Other Jurisdiction	     (Commission 		(IRS Employer
      of Incorporation)		     	File No.)   	Identification No.)


	9577 Chesapeake Drive, San Diego, California         	92123
	     (Address of Principal Executive Offices)       	(Zip Code)

	Registrant's Telephone Number:        (858) 292-7000



Not Applicable
	(Former Name or Former Address, If Changed Since Last Report)

Item 5.  Other Events

Under Regulation FD, MeltroniX, Inc. ("the Registrant") is filing this 8-K.

At a March 19, 2002 meeting of the Board of Directors of Registrant, Stephen P. Meyer was appointed to fill a vacancy on the Board of Directors.

Mr. Meyer received his BA from Dartmouth College and MBA from Harvard Graduate School of Administration.

He has over 25 years of senior financial and general management experience in starting, developing and financing technology based companies including Alexander X, Inc., where he has served as Chairman and President since 1996.

He previously served with The Titan Corporation (NYSE-TTN) ($1 billion in revenue) as President, Applied Technology Group, Senior Vice President and Chief Financial Officer; with REMEC (Nasdaq-REMC) as Senior Vice President and Chief Financial Officer; and with Science Applications International Corporation (SAIC) ($6 billion in revenue) as Corporate Vice President and Treasurer, Vice President and Director of Information Technology, Assistant Vice President and Director of Planning and President of the wholly owned broker-dealer subsidiary Bull, Inc.

In his positions as chief financial officer he has engineered over $500 million in private and public, debt and equity transactions (including common stock, preferred stock, traditional lines of credit, highly leveraged transactions and lease lines) and as general manager grew an information technology business to over $40 million in annual revenue. Mr. Meyer serves on boards and advisory committees for various business related organizations.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


					MELTRONIX, INC.



				      BY:      /s/ Robert M. Czajkowski
DATE: April 17, 2002			   Robert M. Czajkowski, President